Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports First Quarter 2012 Results

WEST MELBOURNE, Florida -- May 9, 2012 -- RELM Wireless Corporation (NYSE Amex: RWC) today announced its financial and operating results for the quarter ended March 31, 2012.

For the quarter ended March 31, 2012, sales totaled approximately $4.4 million, compared with approximately $6.7 million for the first quarter last year.  Pretax loss for the quarter ended March 31, 2012 was approximately $678,000 compared with a pretax loss of approximately $688,000 for the first quarter last year.  Net loss for the quarter ended March 31, 2012 was approximately $401,000, or $0.03 per basic share, compared with a net loss of approximately $688,000, or $0.05 per basic share, for the same quarter last year.

Gross profit margin for the first quarter 2012 was 38.2% of sales, versus 38.7% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $2.3 million (53.6% of sales) for the first quarter 2012, compared with $3.2 million (48.4% of sales) for the first quarter last year.

The Company had approximately $19.1 million in working capital as of March 31, 2012, of which approximately $5.6 million was comprised of cash and trade receivables.  This compares with working capital of $19.5 million as of December 31, 2011, of which approximately $6.8 million was comprised of cash and trade receivables. The Company had no debt outstanding under its revolving credit facility at March 31, 2012.

RELM President and Chief Executive Officer David Storey commented, “The first quarter 2012 was disappointing as we were faced with sluggish demand from legacy federal agencies, particularly for P25 digital products.  Reduced sales of P25 products also unfavorably impacted our gross profit margins.  Considering these circumstances, we maintained the SG&A expense reductions that were implemented during the second quarter last year.  Doing so enabled us to offset much of the effects of reduced sales.   Despite sluggish sales in the first quarter 2012, we believe we are strategically positioned with our broad portfolio of products to aggressively pursue significant sales opportunities at various government and public safety agencies, and ultimately achieve our sales growth objectives. An example of this is our recently announced inclusion in the Tactical Communications Contract issued by the U.S. Department of Homeland Security.  The contract is for the procurement of P25 digital two-way radios and related equipment by all agencies of the DHS, as well as certain other non-DHS agencies, such as the U.S. Departments of Justice, State, Interior, and the White House Communications Agency.  The maximum total value of the contract is $3 billion with a two-year base period commencing on March 26, 2012, and three one-year option periods from March 26, 2014 through March 26, 2017.  The contract names RELM among a select group of suppliers that meet established qualifications. Also, RELM is one of only three companies designated by the contract as a qualified small business supplier for subscriber equipment.  We believe participation in this contract and our small business designation are positive developments for our sales initiatives with this customer set.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, May 10, 2012.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 10, 2012.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 18, 2012, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10012446.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to uncertain economic conditions in the United States; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash & cash equivalents	$3,471	$2,693
Trade accounts receivable, net	2,119	4,155
Inventories, net	12,533	12,148
Deferred tax assets, net	3,458	3,458
Prepaid expenses & other current assets	553	526
Total current assets	22,134	22,980

Property, plant and equipment, net	1,081	1,158
Deferred tax assets, net	4,991	4,712
Capitalized software, net	2,557	2,778
Other assets	210	219

Total assets	$30,973	$31,847

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,396	$1,756
Accrued compensation and related taxes	913	807
Accrued warranty expense	255	247
Deferred revenue	384	385
Accrued other expenses and other current liabilities	55	318
Total current liabilities	3,003	3,513

Deferred revenue	267	265
Long-term debt	-	-

Total liabilities	3,270	3,778

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized shares; 13,542,982 and 13,519,323 issued and outstanding shares at March 31, 2012 and December 31, 2011, respectively.	8,125	8,111
Additional paid-in capital	24,591	24,570
Accumulated deficit	(5,013)	(4,612)
Total stockholders' equity	27,703	28,069

Total liabilities and stockholders' equity	$30,973	$31,847

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(Unaudited)
	3/31/2012	3/31/2011

Sales, net	$4,369	$6,714

Expenses:
Cost of products	2,702	4,113
Selling, general and administrative expenses	2,340	3,248
Total expenses	5,042	7,361

Operating (loss)	(673)	(647)

Other expense:
Net interest (expense)	-	(35)
Other (expense)	(5)	(6)

(Loss) before income taxes	(678)	(688)

Income tax benefit	277	-

Net (loss)	$(401)	$(688)

Net (loss) per share - basic	$(0.03)	$(0.05)
Net (loss) per share - diluted	$(0.03)	$(0.05)

Weighted average common shares outstanding, basic	13,534	13,509
Weighted average common shares outstanding, diluted	13,534	13,509

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